Exhibit 99.1

Coffee Holding Co., Inc. Reports Fiscal Third Quarter 2015 Results

STATEN ISLAND, New York – September 14, 2015 – Coffee Holding Co., Inc. (NASDAQ: JVA) ("Coffee Holding"), a leading wholesale coffee dealer and roaster, reported financial results for its fiscal third quarter ended July 31, 2015.

Fiscal Q3 2015 Financial Results

Net sales in the fiscal third quarter of 2015 increased to approximately $27.0 million compared to approximately $26.6 million in the same year-ago quarter. The increase reflects an increase in sales of our roasted product offerings of approximately $850,000, which was achieved despite a commodity pricing decrease of almost $0.75 per pound of green coffee period over period, which negatively impacted our wholesale green coffee sales.

Gross profit in the third quarter was approximately $2.0 million compared to approximately $3.1 million in the year-ago quarter.  The decrease in profit reflects a significant gain on hedging activity during the 2014 period as compared to the 2015 period and a commodity pricing decrease of almost $0.75 per pound of green coffee period over period, which negatively impacted our wholesale green coffee sales.

Selling, general and administrative expenses in the fiscal third quarter were approximately $1.9 million compared to approximately $1.8 million in the year-ago quarter. As a percentage of revenues, SG&A was 7.0% compared to 6.8%.

Net income in the fiscal third quarter was approximately $0.1 million, or $0.02 per diluted share, compared to net income of approximately $0.8 million, or $0.11 per diluted share, in the year-ago quarter.  Without the impact of hedging activities for the three months ended July 31, 2014 and 2015, our basic earnings per share would have been $0.08 for the 2014 period compared to approximately $0.05 per share for the 2015 period.

At July 31, 2015, cash totaled approximately $3.3 million compared to approximately $3.8 million at October 31, 2014. Total debt was approximately $4.3 million at July 31, 2015 compared to approximately $2.5 million at October 31, 2014.

Management Commentary

“Our fiscal third quarter represents the first clean look at our core coffee business without speculative trading activities,” said Andrew Gordon, President and CEO of Coffee Holding. “This is also our third consecutive quarter of year over-year sales growth despite continued headwinds in the overall coffee market and commodity pricing. While the top-line growth was modest, we returned to profitability, as expected.

“Operationally, our three business segments remain strong, with growth across specialty green coffee distribution and sales of private label and branded products.   Our new channels of distribution in the Texas market for our Café Caribe label and expected continued growth in that market, has now made this the second most important marketing area for us for our Café Caribe label, surpassing our distribution efforts in the Chicago mid-west market and trailing only our distribution in the New York, New Jersey and Pennsylvania marketing area. We also remain on target to hit our 2015 goal of 56.1 million pounds of coffee sold, which represents a 4% increase from 2014.”

“Just last month,” continued Mr. Gordon, “we began selling our own single cup product line which we manufacture through our joint venture, Generations Coffee Company, LLC, to address the continued shift in consumer demand from packaged ground coffee to single cup product offerings. We do not expect this new initiative to affect any of our current wholesale client or partner relationships.   With this new product offering, we are solely targeting our current customer base and potential new customers, both of which  we believe would otherwise purchase their single cup needs from other smaller third parties.  We expect this single cup initiative to supplement our other  avenues for growth potential in 2016.”

Conference Call

Coffee Holding President & CEO Andrew Gordon will host the earnings call, followed by a question and answer period.

Date: Tuesday, September 15, 2015
Time: 10:00 a.m. Eastern time (7:00 a.m. Pacific time)
Toll-free dial-in number: 1-877-407-8133
International dial-in number: 201-689-8040
Conference ID: 13619682

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call will be available on the same day through September 22, 2015.

Toll-free replay number: 1-877-660-6853
International replay number: 1-201-612-7415
Replay ID: 13619682

About Coffee Holding

Coffee Holding Co., Inc. (NASDAQ: JVA) is a leading integrated wholesale coffee dealer and roaster, and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. A family-operated business for three generations, Coffee Holding has remained profitable through varying cycles of the coffee industry and economy. The company's private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers. For more information, please visit www.coffeeholding.com.

Forward-Looking Statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding single cup sales and other growth initiatives for 2016.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events.  It is possible that the assumptions made by management for purposes of such statements may not materialize.  Actual results may differ materially from those projected or implied in any forward-looking statements.  Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, coffee prices, pricing of our products, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.
Andrew Gordon
President & CEO
718-832-0800

Investor Relations

Liolios Group Inc.
Sean Mansouri or Cody Slach
949-574-3860
JVA@liolios.com

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JULY 31, 2015 AND OCTOBER 31, 2014

	July 31, 2015	October 31, 2014
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$3,315,177	$3,782,639
Accounts receivable, net of allowances of $144,000 for 2015 and 2014	11,995,756	15,419,860
Inventories	12,444,317	15,210,153
Prepaid green coffee	1,014,911	467,155
Prepaid expenses and other current assets	289,151	260,112
Prepaid and refundable income taxes	1,434,577	759
Deferred income tax asset	1,442,747	343,657
TOTAL CURRENT ASSETS	31,936,636	35,484,335
Machinery and equipment, at cost, net of accumulated depreciation of $4,106,177 and $3,704,802 for 2015 and 2014, respectively	1,939,477	1,991,094
Customer list and relationships, net of accumulated amortization of $39,375 and $33,750 for 2015 and 2014, respectively	110,625	116,250
Trademarks	180,000	180,000
Goodwill	440,000	440,000
Equity method investments	97,242	97,404
Deposits and other assets	605,478	643,549
TOTAL ASSETS	$35,309,458	$38,952,632
- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,600,015	$8,693,100
Line of credit	4,268,458	2,498,458
Due to broker	476,661	484,924
Income taxes payable	_-	331,051
TOTAL CURRENT LIABILITIES	10,345,134	12,007,533

Deferred income tax liabilities	114,747	165,157
Deferred rent payable	218,951	209,640
Deferred compensation payable	477,478	515,549
TOTAL LIABILITIES	11,156,310	12,897,879
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,456,316 shares issued; 6,215,894 shares outstanding for periods ended July 31, 2015 and 2014, respectively	6,456	6,456
Additional paid-in capital	15,904,109	15,904,109
Retained earnings	9,237,571	11,079,168
Less: Treasury stock, 240,422 common shares, at cost for 2015 and 2014	(1,267,862)	(1,267,862)
Total Coffee Holding Co., Inc. Stockholders’ Equity	23,880,274	25,721,871
Non-controlling interest	272,874	332,882
TOTAL EQUITY	24,153,148	26,054,753
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,309,458	$38,952,632

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Nine Months Ended July 31,		Three Months Ended July 31,
	2015	2014	2015	2014
NET SALES	$95,708,890	$79,373,667	$27,039,857	$26,628,571

COST OF SALES (Including $17.9 and $13.2 million of related party costs for the nine months ended July 31, 2015 and 2014, respectively. Including $3.0 and $4.1 million for the three months ended July 31, 2015 and 2014, respectively.)	92,816,224	68,239,903	24,991,366	23,574,095

GROSS PROFIT (LOSS)	2,892,666	11,133,764	2,048,491	3,054,476

OPERATING EXPENSES:
Selling and administrative	5,286,993	5,094,939	1,723,158	1,656,789
Officers’ salaries	489,435	459,300	163,850	159,100
TOTALS	5,776,428	5,554,239	1,887,008	1,815,889

(LOSS) INCOME FROM OPERATIONS	(2,883,762)	5,579,525	161,483	1,238,587

OTHER INCOME (EXPENSE)
Interest income	26,302	32,064	13,074	12,769
(Loss) income from equity investment	(162)	(847)	(610)	(759)
Interest expense	(153,768)	(42,340)	(35,156)	(16,271)
TOTALS	(127,628)	(11,123)	(22,692)	(4,261)

(LOSS) INCOME BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	(3,011,390)	5,568,402	138,791	1,234,326

(Benefit) provision for income taxes	(1,189,785)	2,114,905	40	450,952

NET (LOSS) INCOME BEFORE NON-CONTROLING INTEREST IN SUBSIDIARY	(1,821,605)	3,453,497	138,751	783,374
Less: net (income) loss attributable to the non-controlling interest	(19,992)	(61,590)	411	(24,427)

NET (LOSS) INCOME ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$(1,841,597)	$3,391,907	$139,162	$758,947

Basic (loss) earnings per share	$(.30)	$.53	$.02	$.12

Diluted (loss) earnings per share	$(.30)	$.51	$.02	$.11

Weighted average common shares outstanding:
Basic	6,215,894	6,362,933	6,215,894	6,344,487
Diluted	6,215,894	6,629,933	6,215,894	6,611,487

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JULY 31, 2015 AND 2014
(Unaudited)

	2015	2014
OPERATING ACTIVITIES:
Net (loss) income	$(1,821,605)	$3,453,497
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	408,436	436,277
Unrealized gain on commodities	(8,263)	(1,211,540)
Loss on equity method investments	162	847
Deferred rent	9,311	11,084
Deferred income taxes	(1,149,500)	1,311,000
Changes in operating assets and liabilities:
Accounts receivable	3,424,104	(1,001,691)
Inventories	2,765,836	(3,588,269)
Prepaid expenses and other current assets	(29,039)	(77,445)
Prepaid green coffee	(547,756)	(85,044)
Prepaid and refundable income taxes	(1,433,818)	201,800
Accounts payable and accrued expenses	(3,093,085)	(1,256,666)
Income taxes payable	(331,051)	700
Net cash used in operating activities	(1,806,268)	(1,805,450)

INVESTING ACTIVITIES:
Purchases of machinery and equipment	(351,194)	(398,847)
Net cash used in investing activities	(351,194)	(398,847)

FINANCING ACTIVITIES:
Advances under bank line of credit	9,272,578	3,551,522
Principal payments under bank line of credit	(7,502,578)	(1,280,704)
Purchase of treasury stock	-	(660,778)
Payment of dividend	(80,000)	(52,000)
Net cash provided by financing activities	1,690,000	1,558,040

NET DECREASE IN CASH	(467,462)	(646,257)

CASH, BEGINNING OF PERIOD	3,782,639	4,035,669

CASH, END OF PERIOD	$3,315,177	$3,389,412
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$152,765	$37,513
Income taxes paid	$1,647,668	$715,000